                                    STRUCTURAL AND COLLATERAL TERM SHEET            JANUARY 30, 2006

We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Any discussion of U.S.
Federal Tax issues set forth in this Term Sheet was written to support the promotion and marketing of the
Offered Certificates.  Such discussion was not intended or written to be used, and cannot be used, by any person for the purpose of avoiding an U.S. federal tax penalties that may be imposed on such person.  Each holder should seek advice based on its particular circumstances from an independent tax advisor. This material is furnished to you solely by Goldman, Sachs & Co., acting as underwriter and not as agent of the issuer.

                                    STRUCTURAL AND COLLATERAL TERM SHEET            JANUARY 30, 2006
                                  Goldman Sachs [GRAPHIC OMITTED]

                                $881,346,000(APPROXIMATE) OF OFFERED CERTIFICATES
                                         RALI 2006-QO1 TRUST - ISSUER
                                 RESIDENTIAL ACCREDIT LOANS, INC. - DEPOSITOR
                       MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2006-QO1
We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Any discussion of U.S.
Federal Tax issues set forth in this Term Sheet was written to support the promotion and marketing of the
Offered Certificates.  Such discussion was not intended or written to be used, and cannot be used, by any person for the purpose of avoiding an U.S. federal tax penalties that may be imposed on such person.  Each holder should seek advice based on its particular circumstances from an independent tax advisor. This material is furnished to you solely by Goldman, Sachs & Co., acting as underwriter and not as agent of the issuer.

THE  DEPOSITOR  HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A BASE  PROSPECTUS)  WITH THE  SECURITIES  AND
EXCHANGE  COMMISSION FOR THE OFFERING TO WHICH THIS COMMUNICATION  RELATES.  BEFORE YOU INVEST, YOU SHOULD READ
THE BASE  PROSPECTUS  IN THAT  REGISTRATION  STATEMENT  AND OTHER  DOCUMENTS  THE  DEPOSITOR HAS FILED WITH THE
SECURITIES AND EXCHANGE  COMMISSION  FOR MORE COMPLETE  INFORMATION  ABOUT THE DEPOSITOR AND THE OFFERING.  YOU
MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.  ALTERNATIVELY,  THE
DEPOSITOR,  ANY  UNDERWRITER  OR ANY DEALER  PARTICIPATING  IN THE  OFFERING  WILL ARRANGE TO SEND YOU THE BASE
PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-323-5678.

THIS TERM SHEET IS NOT  REQUIRED  TO, AND DOES NOT CONTAIN ALL  INFORMATION  THAT IS REQUIRED TO BE INCLUDED IN
THE  PROSPECTUS  AND THE  PROSPECTUS  SUPPLEMENT  FOR THE OFFERED  CERTIFICATES.  THE  INFORMATION IN THIS TERM
SHEET IS PRELIMINARY AND IS SUBJECT TO COMPLETION OR CHANGE.

THE  INFORMATION IN THIS TERM SHEET,  IF CONVEYED  PRIOR TO THE TIME OF YOUR  COMMITMENT TO PURCHASE ANY OF THE
OFFERED  CERTIFICATES,  SUPERSEDES  INFORMATION  CONTAINED  IN ANY PRIOR  SIMILAR  TERM  SHEET,  THE TERM SHEET
SUPPLEMENT AND ANY OTHER FREE WRITING PROSPECTUS RELATING TO THOSE OFFERED CERTIFICATES.

THIS TERM SHEET AND THE RELATED TERM SHEET  SUPPLEMENT  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER
TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

JANUARY 30, 2006

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY CLASS OF OFFERED CERTIFICATES,
THE TERM SHEET SUPPLEMENT AND THE RELATED BASE PROSPECTUS WITH RESPECT TO THE OFFERED CERTIFICATES

We provide  information to you about the offered  certificates in three or more separate documents that provide progressively more detail:

        -      the related base prospectus, dated August 25, 2005, which provides general information,  some of which may not apply to the offered certificates;

        -      the term sheet  supplement,  dated January 13, 2006,  which provides general  information  about series of  certificates  issued  pursuant to the  depositor's QO program,  some of which may not apply to the offered certificates; and

        -      this term  sheet,  which  describes  terms  applicable  to the  classes of offered  certificates described  herein and provides a description of certain  collateral  stipulations  regarding the mortgage loans and the parties to the transaction.

The registration statement to which this offering relates is Commission File Number 333-126732.

This term sheet  provides a very general  overview of certain  terms of the offered  certificates  and does not contain all of the  information  that you should  consider in making your  investment  decision.  To understand all of the terms of a class of the offered  certificates,  you should read carefully  this  document,  the term sheet supplement, and the entire base prospectus.

The related base prospectus may be found by visiting EDGAR on the SEC web site at www.sec.gov.

If the description of the offered certificates in this term sheet differs from the description of the senior certificates in the related base prospectus or the term sheet supplement, you should rely on the description in this term sheet.  Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the term sheet supplement and the related base prospectus.

The offered certificates are reflected in the table below.

THE  INFORMATION IN THIS TERM SHEET, IF CONVEYED PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT TO PURCHASE
ANY OF THE OFFERED  CERTIFICATES,  SUPERSEDES ANY INFORMATION CONTAINED IN ANY PRIOR SIMILAR MATERIALS RELATING
TO SUCH  CERTIFICATES.  THE  INFORMATION  IN THIS TERM SHEET IS  PRELIMINARY,  AND IS SUBJECT TO  COMPLETION OR
CHANGE.  THIS TERM SHEET IS BEING  DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH  INFORMATION  ABOUT THE OFFERING
OF THE  CERTIFICATES  REFERRED  TO IN THIS TERM  SHEET AND TO SOLICIT AN OFFER TO  PURCHASE  THE  CERTIFICATES,
WHEN,  AS AND IF ISSUED.  ANY SUCH OFFER TO PURCHASE  MADE BY YOU WILL NOT BE ACCEPTED AND WILL NOT  CONSTITUTE
A  CONTRACTUAL  COMMITMENT  BY YOU TO PURCHASE ANY OF THE  CERTIFICATES,  UNTIL WE HAVE  ACCEPTED YOUR OFFER TO
PURCHASE CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE ISSUING ENTITY IS
NOT OBLIGATED TO ISSUE SUCH  CERTIFICATES OR ANY SIMILAR SECURITY AND THE  UNDERWRITER'S  OBLIGATION TO DELIVER
SUCH  CERTIFICATES  IS SUBJECT TO THE TERMS AND  CONDITIONS  OF THE  UNDERWRITING  AGREEMENT  WITH THE  ISSUING
ENTITY  AND THE  AVAILABILITY  OF SUCH  CERTIFICATES  WHEN,  AS AND IF ISSUED BY THE  ISSUING  ENTITY.  YOU ARE
ADVISED THAT THE TERMS OF THE OFFERED  CERTIFICATES,  AND THE CHARACTERISTICS OF THE MORTGAGE LOAN POOL BACKING
THEM, MAY CHANGE (DUE,  AMONG OTHER THINGS,  TO THE POSSIBILITY  THAT MORTGAGE LOANS THAT COMPRISE THE POOL MAY
BECOME  DELINQUENT OR DEFAULTED OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT  MORTGAGE LOANS MAY
BE ADDED TO THE POOL, AND THAT ONE OR MORE CLASSES OF CERTIFICATES  MAY BE SPLIT,  COMBINED OR ELIMINATED),  AT
ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL  PROSPECTUS.  YOU ARE ADVISED THAT  CERTIFICATES  MAY NOT
BE ISSUED THAT HAVE THE  CHARACTERISTICS  DESCRIBED IN THESE MATERIALS.  THE  UNDERWRITER'S  OBLIGATION TO SELL
SUCH  CERTIFICATES  TO YOU IS  CONDITIONED ON THE MORTGAGE LOANS AND  CERTIFICATES  HAVING THE  CHARACTERISTICS
DESCRIBED IN THESE  MATERIALS.  IF FOR ANY REASON THE ISSUING  ENTITY DOES NOT DELIVER SUCH  CERTIFICATES,  THE
UNDERWRITER  WILL NOTIFY YOU, AND NEITHER THE ISSUING  ENTITY NOR ANY  UNDERWRITER  WILL HAVE ANY OBLIGATION TO
YOU TO DELIVER ALL OR ANY PORTION OF THE  CERTIFICATES  WHICH YOU HAVE  COMMITTED TO PURCHASE,  AND NONE OF THE
ISSUING ENTITY NOR ANY UNDERWRITER WILL BE LIABLE FOR ANY COSTS OR DAMAGES  WHATSOEVER  ARISING FROM OR RELATED
TO SUCH NON-DELIVERY.

NONE OF THE  ISSUING  ENTITY OF THE  CERTIFICATES  OR ANY OF ITS  AFFILIATES  PREPARED,  PROVIDED,  APPROVED OR
VERIFIED ANY STATISTICAL OR NUMERICAL INFORMATION  PRESENTED HEREIN,  ALTHOUGH THAT INFORMATION MAY BE BASED IN
PART ON LOAN LEVEL DATA PROVIDED BY THE ISSUING ENTITY OR ITS AFFILIATES.

RISK FACTORS

The offered  certificates  are not  suitable  investments  for all  investors.  In  particular,  you should not purchase any class of offered certificates unless you understand the prepayment,  credit,  liquidity and market risks  associated  with that  class.  The offered  certificates  are complex  securities.  You should  possess, either alone or together  with an  investment  advisor,  the  expertise  necessary to evaluate the  information contained  in this term sheet,  the term sheet  supplement  and the  related  base  prospectus  for the offered certificates  in the  context  of your  financial  situation  and  tolerance  for risk.  You  should  carefully consider,  among other things,  all of the applicable risk factors in connection with the purchase of any class of the offered certificates listed in the section entitled "Risk Factors" in the term sheet supplement.

The groups of offered  certificates  are  cross-collateralized  (a "Crossed  Transaction")  as described in the term sheet supplement.

DESCRIPTION OF THE OFFERED CERTIFICATES
-----------------------------------------------------------------------------------------------------------
            APPROXIMATE                                                                           PRINCIPAL
            CERTIFICATE              PREPAYMENT                 CREDIT                            PAYMENT
            PRINCIPAL    PRIMARY    PENALTY TYPE   RATINGS    ENHANCEMENT   INITIAL    ESTIMATED  WINDOW (4)
CERTIFICATEA BALANCE   COLLATERAL                MOODY'S/S&P PERCENTAGE  PASS-THROUGH AVG. LIFE
            ($) (1)      GROUP                                              RATE (3)   (YRS) (4)
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
1A1(5)     $91,094,000 Group I(2)   No Penalty    Aaa/AAA      17.92%     LIBOR +       2.61    02/06-07/15
                                                                           0.260%
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
1A2(5)     $10,122,000 Group I(2)   No Penalty    Aaa/AAA       8.80%     LIBOR +       2.61    02/06-07/15
                                                                           0.380%
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
2A1(5)     $164,198,000Group II(2) 1 Yr Penalty   Aaa/AAA      27.04%   LIBOR +         3.21    02/06-07/15
                                                                        0.270%
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
2A2(5)     $20,525,000 Group II(2) 1 Yr Penalty   Aaa/AAA      17.92%   LIBOR +         3.21    02/06-07/15
                                                                        0.330%
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
2A3(5)     $20,525,000 Group II(2) 1 Yr Penalty   Aaa/AAA       8.80%   LIBOR +         3.21    02/06-07/15
                                                                        0.400%
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
3A1(5)     $309,242,00Group III(2) 3 Yr Penalty   Aaa/AAA      45.28%   LIBOR +         3.98    02/06-07/15
                                                                        0.270%
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
3A2(5)     $128,851,00Group III(2) 3 Yr Penalty   Aaa/AAA      22.48%   LIBOR +         3.98    02/06-07/15
                                                                        0.330%
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
3A3(5)     $77,311,000Group III(2) 3 Yr Penalty   Aaa/AAA       8.80%   LIBOR +         3.98    02/06-07/15
                                                                        0.420%
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
M-1(6)     $13,518,000 Group I, II   Aggregate    Aa1/AA+       7.30%   LIBOR +         6.38    02/06-07/15
                         and III                                        0.620%
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
M-2(6)     $11,716,000 Group I, II   Aggregate     Aa2/AA       6.00%   LIBOR +         6.38    02/06-07/15
                         and III                                        0.680%
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
M-3(6)     $8,110,000  Group I, II   Aggregate    Aa3/AA-       5.10%   LIBOR +         6.38    02/06-07/15
                         and III                                        0.750%
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
M-4(6)     $11,715,000 Group I, II   Aggregate      A2/A        3.80%   LIBOR +         6.38    02/06-07/15
                         and III                                        1.200%
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
M-5(6)     $9,012,000  Group I, II   Aggregate   Baa1/BBB+      2.80%   LIBOR +         6.38    02/06-07/15
                         and III                                        1.500%
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
M-6(6)     $5,407,000  Group I, II   Aggregate   Baa3/BBB-      2.20%   LIBOR +         6.38    02/06-07/15
                         and III                                        1.500%
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
X-1(7)     $110,983,253Group I(2)   No Penalty  Aaa /AAA(10)      N/A       [ ]%        N/A        N/A
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
X-2(8)     $225,053,379Group II(2) 1 Yr Penalty Aaa /AAA(10)      N/A       [ ]%        N/A        N/A
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
X-3(9)     $565,135,86Group III(2) 3 Yr Penalty Aaa /AAA(10)      N/A       [ ]%        N/A        N/A
-----------------------------------------------------------------------------------------------------------

(1)     The Certificate  Principal Balances are based on scheduled balances of the related Mortgage Loans as of
        January 1, 2006 and are subject to a +/- 10% variance.
(2)     The Class  1A1,  Class 1A2,  Class  2A1,  Class  2A2,  Class  2A3,  Class 3A1,  Class 3A2 and Class 3A3
        Certificates are entitled to receive principal  payments  primarily from the primary  collateral group indicated.  The Class X-1,  Class X-2 and Class X-3  Certificates  are  entitled  to receive  interest payments (in the case of the Class X-1-IO, X-2-IO and X-3-IO Components,  each referred to as the X-IO
        Component)  and  principal  and interest  payments  (in the case of the Class  X-1-P,  X-2-P and X-3-P
        Components,  each  referred to as the X-PO  Component)  primarily  from the primary  collateral  group indicated  and in the case of the Class X-2 and Class X-3  Certificates  are also  entitled to receive any prepayment penalties with respect to the mortgage loans in the related loan group.
(3)     The Pass-Through  Rates for the Class 1A1, Class 1A2, Class 2A1, Class 2A2, Class 2A3, Class 3A1, Class
        3A2 and Class 3A3  Certificates  will be adjustable  rates equal to the lesser of (i) one-month  LIBOR plus the related margin and (ii) the weighted  average of the net mortgage rates on the mortgage loans in the related loan group. (adjusted to an actual/360 day count basis).
(4)     Assuming  30% CPR for  loan  group I, 25% CPR for  loan  group II and 20% CPR for loan  group  III (the
        "Pricing Prepayment Assumption") and the 10% Clean-up Call is exercised.
(5)     The Class 1A1,  Class 2A1 and Class  2A2,  Class 3A1 and Class 3A2  Certificates  will each be a "Super
        Senior Class" and will be entitled to additional  credit  support.  The Class 1A1, Class 2A1 and Class
        3A1 Certificates  will also receive  additional credit support from the Class 1A2, Class 2A2 and Class
        3A2  Certificates  respectively  (a "Class 1A Senior  Support  Class",  with  respect to the Class 1A1
        Certificates,  a "Class 2A Senior Support  Class",  with respect to the Class 2A1  Certificates  and a
        "Class 3A Senior Support Class", with respect to the Class 3A1 Certificates),  and in the case of both the Class 2A1 and Class 2A2 and the Class 3A1 and Class 3A2 Certificates will also receive  additional credit support from the Class 2A3 and Class 3A3  Certificates  respectively.  Principal  losses on the mortgage  loans for each loan group will not be allocated  to the  applicable  Super  Senior  Classes, unless the  Certificate  Principal  Balances of the applicable  Senior Support Classes for each of the
        Class A Certificates  have been reduced to zero.  Please refer to the "Allocation of Realized  Losses"
        section in this Term Sheet for a more detailed description.
(6)     The  pass-through  rate on the Class M-1,  Class M-2,  Class  M-3,  Class M-4,  Class M-5 and Class M-6
        Certificates  will adjustable rates equal to the lesser of (a) one-month LIBOR plus the related margin and (b) the least of (i) the  weighted  average  of the net  mortgage  rates for the group I  mortgage loans for that  distribution  date  (adjusted to an  actual/360  day count  basis),  (ii) the weighted average  of the net  mortgage  rates  for the  group II  mortgage  loans  for that  distribution  date
        (adjusted to an actual/360  day count basis) and (iii) the weighted  average of the net mortgage rates for the group III mortgage  loans for that  distribution  date  (adjusted to an  actual/360  day count basis).
(7)     Solely for purposes of  calculating  distributions  of principal  and  interest and the  allocation  of losses realized on mortgage loans,  the Class X-1  Certificates  will be deemed to be comprised of two components:  the Class X-1-IO Component, an interest-only  component, and the Class X-1-P Component, a principal  and  interest  component.  Holders  of the  Class X-1  Certificates  may not  transfer  the components  separately.  For  the  purpose  of  calculating  interest  payments  on the  Class  X-1-IO
        Component,  interest  accrues on the Class X-1-IO Component  notional amount,  which as of any date of determination  is equal to the sum of the  aggregate  certificate  principal  balance  of the Class 1A
        Certificates  and that portion of the certificate  principal  balances of the Class M Certificates and the Class B Certificates  attributable to the group I mortgage loans.  The  Pass-Through  Rates on the
        Class X-1-IO  Component  will be equal to the excess,  if any, of (x) the weighted  average of the net mortgage  rates for the group I  mortgage  loans for that  distribution  date,  over (y) the  weighted average of the Pass-Through  Rates of the Class 1A, Class M and Class B Certificates,  weighted on the basis of, in the case of the Class 1A  Certificates,  the certificate  principal  balance of each such class of Class 1A Certificates  and, in the case of the Class M Certificates and Class B Certificates, that  portion of their  certificate  principal  balance  attributable  to the group I  mortgage  loans
        (adjusted  to a 30/360 day count  basis).  Interest  payable  on the Class  X-1-IO  Component  will be reduced to the extent  necessary to cover carryover  shortfall  amounts on the Class 1A  Certificates,
        Class M Certificates  and Class B  Certificates.  The Class X-1  Certificates  will not be entitled to reimbursement  for such amounts.  The principal  balance of the Class X-1-P  Component  will initially equal zero and will increase in accordance with the amount of net deferred  interest  allocated to the
        Class X-1  Certificates.  The  principal  balance of the Class X-1  Certificates  will be equal to the principal  balance of the Class X-1-P  Component,  if any.  The  pass-through  rate on the Class X-1-P
        Component  will be a per annum rate equal to the  weighted  average of the net  mortgage  rates on the group I mortgage loans.
(8)     Solely for purposes of  calculating  distributions  of principal  and  interest and the  allocation  of losses realized on mortgage loans,  the Class X-2  Certificates  will be deemed to be comprised of two components:  the Class X-2-IO Component, an interest-only  component, and the Class X-2-P Component, a principal  and  interest  component.  Holders  of the  Class X-2  Certificates  may not  transfer  the components  separately.  For  the  purpose  of  calculating  interest  payments  on the  Class  X-2-IO
        Component,  interest  accrues on the Class X-2-IO Component  notional amount,  which as of any date of determination  is equal to the sum of the  aggregate  certificate  principal  balance  of the Class 2A
        Certificates  and that portion of the certificate  principal  balances of the Class M Certificates and
        Class B  Certificates  attributable  to the group II mortgage  loans.  The  Pass-Through  Rates on the
        Class X-2-IO  Component  will be equal to the excess,  if any, of (x) the weighted  average of the net mortgage  rates for the group II mortgage  loans for that  distribution  date,  over (y) the  weighted average of the Pass-Through  Rates of the Class 2A, Class M and Class B Certificates,  weighted on the basis of, in the case of the Class 2A  Certificates,  the certificate  principal  balance of each such class of Class 2A Certificates  and, in the case of the Class M Certificates and Class B Certificates, that  portion of their  certificate  principal  balance  attributable  to the group II mortgage  loans
        (adjusted  to a 30/360 day count  basis).  Interest  payable  on the Class  X-2-IO  Component  will be reduced to the extent  necessary to cover carryover  shortfall  amounts on the Class 2A  Certificates,
        Class M Certificates  and Class B  Certificates.  The Class X-2  Certificates  will not be entitled to reimbursement  for such amounts.  The principal  balance of the Class X-2-P  Component  will initially equal zero and will increase in accordance with the amount of net deferred  interest  allocated to the
        Class X-2  Certificates.  The  principal  balance of the Class X-2  Certificates  will be equal to the principal  balance of the Class X-2-P  Component,  if any.  The  pass-through  rate on the Class X-2-P
        Component  will be a per annum rate equal to the  weighted  average of the net  mortgage  rates on the group II mortgage loans.
(9)     Solely for purposes of  calculating  distributions  of principal  and  interest and the  allocation  of losses realized on mortgage loans,  the Class X-3  Certificates  will be deemed to be comprised of two components:  the Class X-3-IO Component, an interest-only  component, and the Class X-3-P Component, a principal  and  interest  component.  Holders  of the  Class X-3  Certificates  may not  transfer  the components  separately.  For  the  purpose  of  calculating  interest  payments  on the  Class  X-3-IO
        Component,  interest  on  the  Class  X-3-IO  Component  notional  amount,  which  as of any  date  of determination  is equal to the sum of the  aggregate  certificate  principal  balance  of the Class 3A
        Certificates  and that portion of the certificate  principal  balances of the Class M Certificates and
        Class B Certificates  attributable  to the group III mortgage  loans.  The  Pass-Through  Rates on the
        Class X-3-IO Component  Certificates  will be equal to the excess, if any, of (x) the weighted average of the net mortgage rates for the group III mortgage loans for that  distribution  date,  over (y) the weighted  average  of the  Pass-Through  Rates of the  Class  3A,  Class M and  Class B  Certificates,
        weighted on the basis of, in the case of the Class 3A Certificates,  the certificate principal balance of each such class of Class 3A Certificates  and, in the case of the Class M Certificates  and Class B
        Certificates,  that portion of aggregate  certificate  principal balance attributable to the group III mortgage  loans  (adjusted  to a 30/360  day  count  basis).  Interest  payable  on the  Class  X-3-IO
        Component will be reduced to the extent  necessary to cover carryover  shortfall  amounts on the Class
        3A Certificates,  Class M Certificates and Class B Certificates.  The Class X-3 Certificates  will not be entitled to  reimbursement  for such amounts.  The principal  balance of the Class X-3-P  Component will  initially  equal zero and will increase in accordance  with the amount of net deferred  interest allocated to the Class X-3  Certificates.  The principal balance of the Class X-3 Certificates will be equal to the principal  balance of the Class X-3-P  Component,  if any. The  pass-through  rate on the
        Class  X-3-P  Component  will be a per annum rate equal to the  weighted  average of the net  mortgage rates on the group III mortgage loans.
(10)    The ratings assigned to the Class X-1, Class X-2 and class X-3  Certificates  provide no assurance that any prepayment charges will be collected by their respective Class X-PO Components.

MORTGAGE POOL DESCRIPTION(1)

--------------------------------------------- --------------- --------------- --------------- ----------------
                                                 GROUP I         GROUP II       GROUP III     AGGREGATE POOL

--------------------------------------------- --------------- --------------- --------------- ----------------
AGGREGATE PRINCIPAL BALANCE                     $110,983,353    $225,053,379    $565,135,863     $901,172,596
--------------------------------------------- --------------- --------------- --------------- ----------------
AVERAGE LOAN BALANCE                                $340,440        $356,661        $305,479         $321,045
--------------------------------------------- --------------- --------------- --------------- ----------------
NUMBER OF LOANS                                          326             631           1,850            2,807
--------------------------------------------- --------------- --------------- --------------- ----------------
WEIGHTED AVERAGE MONTHS TO ROLL                            1               1               1                1
--------------------------------------------- --------------- --------------- --------------- ----------------
WEIGHTED AVERAGE TERM TO MATURITY                        365             378             372              373
--------------------------------------------- --------------- --------------- --------------- ----------------
WEIGHTED AVERAGE ORIGINAL TERM TO MATURITY               366             379             373              373
--------------------------------------------- --------------- --------------- --------------- ----------------
GROSS WAC                                             3.397%          4.040%          3.597%           3.683%
--------------------------------------------- --------------- --------------- --------------- ----------------
WEIGHTED AVERAGE EXPENSE RATE                         0.425%          0.425%          0.425%           0.425%
--------------------------------------------- --------------- --------------- --------------- ----------------
NET WAC                                               2.972%          3.615%          3.172%           3.258%
--------------------------------------------- --------------- --------------- --------------- ----------------
MINIMUM COUPON                                        0.990%          0.990%          0.990%           0.990%
--------------------------------------------- --------------- --------------- --------------- ----------------
MAXIMUM COUPON                                        8.125%          7.750%          7.625%           8.125%
--------------------------------------------- --------------- --------------- --------------- ----------------
WEIGHTED AVERAGE MAXIMUM INTEREST RATE                9.957%          9.968%          9.973%           9.970%
--------------------------------------------- --------------- --------------- --------------- ----------------
GROSS MARGIN                                          3.401%          3.179%          3.229%           3.237%
--------------------------------------------- --------------- --------------- --------------- ----------------
NET MARGIN                                            2.976%          2.754%          2.804%           2.812%
--------------------------------------------- --------------- --------------- --------------- ----------------
ONE-MONTH LIBOR INDEXED PERCENT                           1%              1%              1%               1%
--------------------------------------------- --------------- --------------- --------------- ----------------
ONE-MONTH MTA INDEXED PERCENT                            99%             99%             99%              99%
--------------------------------------------- --------------- --------------- --------------- ----------------
PREPAYMENT PENALTY PERCENT                                0%            100%            100%              88%
--------------------------------------------- --------------- --------------- --------------- ----------------
WEIGHTED AVERAGE FICO                                    717             708             705              707
--------------------------------------------- --------------- --------------- --------------- ----------------
CASH OUT REFINANCE PERCENT                               48%             50%             65%              59%
--------------------------------------------- --------------- --------------- --------------- ----------------
CALIFORNIA PERCENT                                       38%             66%             61%              59%
--------------------------------------------- --------------- --------------- --------------- ----------------
PRIMARY RESIDENCE PERCENT                                82%             80%             89%              86%
--------------------------------------------- --------------- --------------- --------------- ----------------
SINGLE FAMILY AND PUD PERCENT                            91%             91%             92%              92%
--------------------------------------------- --------------- --------------- --------------- ----------------
SINGLE LARGEST ZIP CODE PERCENT                        1.35%           1.36%           0.64%            0.47%
--------------------------------------------- --------------- --------------- --------------- ----------------
--------------------------------------------- --------------- --------------- --------------- ----------------
LARGEST INDIVIDUAL LOAN BALANCE                   $1,036,000       1,493,860      $1,800,000       $1,800,000
--------------------------------------------- --------------- --------------- --------------- ----------------
--------------------------------------------- --------------- --------------- --------------- ----------------
WEIGHTED AVERAGE CURRENT LOAN-TO-VALUE RATIO             76%             74%             74%              75%
--------------------------------------------- --------------- --------------- --------------- ----------------
--------------------------------------------- --------------- --------------- --------------- ----------------
LATEST MATURITY DATE                                1/1/2046        1/1/2046        1/1/2046         1/1/2046
--------------------------------------------- --------------- --------------- --------------- ----------------
(1)     All percentages calculated herein are percentages of scheduled principal balances as of the Cut-Off
        Date.

                                    STRUCTURAL AND COLLATERAL TERM SHEET              OCTOBER 5, 2005

TIME TABLE

Cut-Off Date:            January 1, 2006
Settlement Date:         January 30, 2006
Distribution Date:       25th of each month or the next business day if such day is not a business day
First Distribution Date:     February 27, 2006

FEATURES OF THE TRANSACTION

|X|     Offering consists of certificates totaling  approximately  $881,346,000,  subject to a +/- 10% variance of which approximately $821,868,000 will be rated Aaa/AAA by Moody's and S&P.
|X|     The expected  amount of credit support for the Class 1A1 and Class 2A2 Super Senior  Certificates  will be  approximately  17.92% (+/- 0.50%),  for the Class 3A1 Super Senior  Certificates  will be approximately
    45.28% (+/- 0.50%), for the Class 2A1 Super Senior  Certificates will be approximately  27.04% (+/- 0.50%), for the Class 3A2 Super  Senior  Certificates  will be  approximately  22.48% (+/- 0.50%) and for the Class
    1A2, Class 2A3 and Class 3A3 Senior Support Certificates will be approximately 8.80% (+/- 0.50%).
|X|     Substantially  all of the  collateral  is expected to consist of 1-Year MTA payment  option  adjustable rate  mortgage  loans with a negative  amortization  feature  set to mature  within 40 years of the date of origination,  secured  by  first  liens on one- to  four-family  residential  properties  and  acquired  by
    Residential Funding Corporation.

STRUCTURE OF THE CERTIFICATES

 CREDIT ENHANCEMENT

  Credit support for the  transaction is in the form of a  senior/subordinated,  shifting  interest  structure.
The subordinate  certificates  will be entitled to net principal  prepayments only subject to the conditions as described in the shifting  interest  section  below.  The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5
and Class M-6  Certificates  (the "Senior  Subordinate  Certificates")  and the Class B-1, Class B-2, and Class
B-3 Certificates (the "Junior Subordinate Certificates",  and together with the Senior Subordinate Certificates the  "Subordinate  Certificates")  will be  subordinate  in the right to  receive  payments  of  principal  and interest  and,  therefore,  provide  credit  protection  to the  Class 1A,  Class 2A and Class 3A  Certificates
(collectively   with  the  Class  X  Certificates  and  any  class  of  residual   certificates,   the  "Senior
Certificates").  The Senior Certificates (other than the Class X Certificates) and the Subordinate Certificates
are  collectively  the "Adjustable  Rate  Certificates."  Furthermore,  the Class 1A1, Class 2A1 and Class 2A2,
Class 3A1 and Class 3A2  Certificates  will be  entitled  to  additional  credit  support as  described  in the
"Allocation of Realized Losses" Section.  The Senior  Certificates  will receive  distributions of interest and principal  before the  Subordinate  Certificates  receive  distributions  of  interest  or  principal,  and the
Subordinate Certificates will receive distributions in order of their numerical class designations.

SHIFTING INTEREST

Unless the  aggregate  Certificate  Principal  Balance of the  Subordinate  Certificates  has reached a certain level relative to the each group of Senior  Certificates  (subject to certain loss and  delinquency  criteria), each  group of Senior  Certificates  will,  in the  aggregate,  generally  receive  their pro rata share of all scheduled  principal  payments and 100% of all Net Prepayments on the mortgage loans until the 10th anniversary of the closing date (i.e., the distribution  date in January 2016).  Thereafter,  the Senior  Certificates will generally  receive  their share of scheduled  principal  payments and a  decreasing  share of Net  Prepayments.
This will result in a faster  rate of return of  principal  to those  Senior  Certificates  than would occur if those Senior  Certificates  and the  Subordinate  Certificates  received all principal  payments pro rata,  and increases the likelihood that holders of the Senior  Certificates  will be paid the full amount of principal to which they are entitled.  The net prepayment percentages on the Subordinate Certificates are as follows:

    ------------------------------------- -------------------------

             DISTRIBUTION DATE                   PERCENTAGE
    ------------------------------------- -------------------------
    ------------------------------------- -------------------------
        February 2006 - January 2016                 0%
        February 2016 - January 2017                30%
        February 2017 - January 2018                40%
        February 2018 - January 2019                60%
        February 2019 - January 2020                80%
          February 2020 and after                   100%
    ------------------------------------- -------------------------

If before the Distribution Date in February 2009 the credit support to the Senior Certificates is greater than or equal to two times the original credit support percentage, then the Subordinate Certificates would be entitled to 50% of their pro rata share of Net Prepayments subject to certain loss and delinquency criteria.
If on or after the Distribution Date in February 2009 the credit support is greater than or equal to two times the original credit support percentage, then the Subordinate Certificates would be entitled to 100% of their pro rata share of the Net Prepayments, subject to certain loss and delinquency criteria.

ALLOCATION OF REALIZED LOSSES

Losses on the mortgage loans for all loan groups  realized  during any calendar month will be allocated on each
Distribution  Date to reduce the  Certificate  Principal  Balances of the  Subordinate  Certificates in reverse order of seniority,  in each case until the Certificate  Principal  Balance of each such class has been reduced to zero. If the  Certificate  Principal  Balances of all of the Subordinate  Certificates  have been reduced to zero,  further  realized  losses on the Mortgage  Loans for each  respective  loan group would be allocated pro rata to the  respective  group  of  Senior  Certificates  based  on  their  outstanding  Certificate  Principal
Balances,  in each case until the Certificate  Principal Balance of such class of certificates has been reduced to zero.

Notwithstanding  the  foregoing,  realized  losses on the Mortgage Loans  otherwise  allocable to the Class 1A1
Certificates  will be  allocated  to the  Class  1A2  Certificates  respectively,  to  reduce  the  Certificate
Principal  Balance  of each such  class  until the  Certificate  Principal  Balance of each such class has been reduced to zero.  Realized losses otherwise  allocable to the Class 2A1  Certificates  will be allocated first, to the  Class  2A3  Certificates,  and then to the  Class  2A2  Certificates,  and  realized  losses  otherwise allocable  to the Class 2A2  Certificates  will be  allocated  to the Class  2A3  Certificates,  to reduce  the
Certificate  Principal  Balance of each such class until the Certificate  Principal  Balance of each such class has been reduced to zero.  Realized losses otherwise  allocable to the Class 3A1 Certificates will be allocated first, to the Class 3A3  Certificates,  and then to the Class 3A2  Certificates,  and realized losses otherwise allocable  to the Class 3A2  Certificates  will be  allocated  to the Class  3A3  Certificates,  to reduce  the
Certificate  Principal  Balance of each such class until the Certificate  Principal  Balance of each such class has been reduced to zero.

PRIORITY OF DISTRIBUTIONS

1.      Concurrently, payment of interest to each group of Senior Certificates from the applicable loan group allocated prorata to each class of Senior Certificates. Interest otherwise payable to each Class X-IO
       Component will instead be paid to the related group Senior Certificates and the Subordinate
       Certificates to the extent necessary to cover any carryover shortfall amounts allocated to such certificates.
2.      Concurrently, payment of principal to each group of Senior Certificates from the applicable loan group on a prorata basis to each class of related Senior Certificates until their Certificate Principal
       Balances are reduced to zero.
3.      Payment of interest and then principal to each class of Subordinated Certificates after making the related payments set forth in clause (1) and (2) above, in the order of their seniority, beginning with the Class M-1, Class M-2, Class M-3, etc.

NEGATIVE AMORTIZATION
Since all of the mortgage loans are subject to negative amortization, the Class 1A, Class 2A, Class 3A, the
Subordinate Certificates, and the Class X Certificates are subject to increases in their Certificate
Principal Balances. However, the amount of negative amortization that occurs in each period for each loan group will be offset by principal prepayments on the mortgage loans for each applicable loan group. Any negative amortization for each loan group that is not offset by principal prepayments ("Net Deferred
Interest") for each respective loan group will be allocated to the Certificates, other than the Class X
Certificates, based on the excess of (i) interest that accrued on such Certificates at its respective pass-through rate, over (ii) interest that accrued on such Certificates at its related Adjusted Rate Cap (the
Net Rate Cap reduced by the net deferred interest). Net Deferred Interest for each loan group not allocated as described above will be allocated to the applicable Class X-IO Component by increasing the balance of the related Class X-PO Component. Principal prepayments in excess of the negative amortization are "Net
Prepayments".

KEY TERMS

ISSUER:                 RALI Series 2006-QO1 Trust
DEPOSITOR:              Residential Accredit Loans, Inc.
MASTER SERVICER:        Residential Funding Corporation
TRUSTEE:                Deutsche Bank Trust Company Americas
SIGNIFICANT ORIGINATORS:Originators  that  originated  10% or  more  of  the  mortgage  loans  include
                        HomeComings Financial Network, Inc., a wholly-owned  subsidiary of Residential
                        Funding, and SCME Mortgage Bankers, Inc.
SIGNIFICANT SERVICERS:  Servicers that may subservice 10% or more by principal  amount of the mortgage loans include HomeComings Financial Network,  Inc., a wholly-owned  subsidiary of Residential Funding.
RATING AGENCIES:        Moody's and Standard & Poor's.
TYPE OF ISSUANCE:       Public for all the Offered Certificates.
CLASS A CERTIFICATES:   Class 1A, Class 2A and Class 3A Certificates
CLASS M CERTIFICATES:   Class  M-1,  Class  M-2,  Class  M-3,  Class  M-4,  Class  M-5 and  Class  M-6
                        Certificates
CLASS B CERTIFICATES:   Class B-1, Class B-2 and Class B-3 Certificates
CLASS 1A CERTIFICATES:  Class 1A1 and Class 1A2 Certificates
CLASS 2A CERTIFICATES:  Class 2A1, Class 2A2 and Class 2A3 Certificates
CLASS 3A CERTIFICATES:  Class 3A1, Class 3A2 and Class 3A3 Certificates
LIBOR CERTIFICATES:     Class A, Class M and Class B Certificates
SERVICER ADVANCING:     The Master  Servicer is obligated  to advance  delinquent  mortgagor  payments through the date of  liquidation  of an REO property to the extent the advance is deemed recoverable.
COMPENSATING INTEREST:  On each distribution date, the Master Servicer is required to cover certain interest shortfalls as a result of certain prepayments, by reducing its servicing compensation, as more fully described in the prospectus supplement.
                        The reduction in the Master Servicer's servicing compensation for any
                        Distribution Date will be limited to an amount equal to the lesser of (i) the master servicing fee and investment earnings on the custodial account and
                        (ii) the product of:

                                       o 0.125% multiplied by
                                       o one-twelfth multiplied by
                                       o the aggregate stated principal balance of the mortgage loans as of the first day of the prior month.

INTEREST ACCRUAL:       The interest  accrual period with respect to Class X Certificates  will be the calendar  month  preceding  the  month of the  Distribution  Date (on a 30/360 basis) and for the Adjustable Rate  Certificates,  from the prior distribution date (or the closing date in the case of the first  interest  accrual  period)
                        to the day before the current distribution date (on an actual/360 basis).
PRICING PREPAYMENT      30% CPR for group I, 25% CPR for group II and 20% CPR for group III.
ASSUMPTION:
COLLATERAL DESCRIPTION: As of January 1, 2006, the aggregate  principal  balance of the mortgage loans described herein is expected to be approximately  $901 million.  Substantially all of the Mortgage  Loans accrue  interest at a mortgage  rate which  adjusts monthly  (after the initial  fixed rate teaser  period of one or three months)
                        based upon an index rate of the 12-month  moving  average of the monthly yield on United States treasury  securities  adjusted to a constant  maturity of one year (the  "MTA")  index.  After the one or three  month  initial  fixed  rate teaser period,  the interest rate for each of these MTA-indexed  Mortgage Loan will  adjust  monthly to equal the sum of MTA and the  related  gross  margin.
                        None  of the  MTA-indexed  Mortgage  Loans  are  subject  to a  periodic  rate adjustment  cap. All of the Mortgage  Loans are subject to a maximum  mortgage rate.

                        For each of the MTA-indexed  Mortgage Loans,  the related borrower must make a minimum  monthly payment which is subject to adjustment on a date specified in the mortgage note and annually on the same date thereafter,  subject generally to the conditions  that (i) the amount of the minimum monthly payment will not increase or decrease by an amount that is more than 7.50% of the last  minimum monthly  payment,  (ii) as of the fifth  anniversary of the first due date and on the same day every  five  years  thereafter  as well as the  final  payment adjustment  date, the minimum monthly  payment will be recast,  without regard to the  limitation  in clause (i) above,  in order to amortize  fully the then unpaid  mortgage loan  principal  balance over the remaining term to maturity, and (iii) if the unpaid  mortgage loan principal  balance exceeds 110% or 115%
                        of the original  principal  balance due to Deferred  Interest  (the  "Negative
                        Amortization  Limit"),  the minimum  monthly  payment will be recast,  without regard to the  limitation  in clause (i), in order to amortize  fully the then unpaid principal balance over the remaining term to maturity.

                        On each payment date after the initial  fixed rate period,  the servicer  will present to each  borrower  three  payment  options in  addition to the minimum monthly  payment  described  above.  Those  payment  options  will include (i)
                        interest only,  (ii) an amount that will fully amortize the mortgage loan over the remaining  term of the mortgage  loan at the current  mortgage  rate,  and
                        (iii) an amount that will fully  amortize the  mortgage  loan over a period of
                        15 years from the first  payment  date at the  current  mortgage  rate.  Those payment  options  will only be  available  to the  borrower if they are higher than the minimum monthly payment described above.

                        Negative  amortization  on a  MTA-indexed  Mortgage  Loan will  occur when the monthly  payment  made by the  borrower is less than  interest  accrued at the current  mortgage  rate on the unpaid  principal  balance  of the  MTA-indexed
                        Mortgage  Loan  (such  deficiency,  "Deferred  Interest").  The  amount of the
                        Deferred  Interest is added to the unpaid principal balance of the MTA-indexed
                        Mortgage Loan.
THE MORTGAGE LOANS:     The Mortgage  Loans will be secured by first lien  mortgage  loans  secured by one-to-four family residential  properties.  Substantially all of the mortgage loans are indexed to 1-Year MTA with  monthly  coupon  adjustments  that allow for negative amortization.
EXPENSE RATE:           The   "Expense   Rate"  is  comprised   of  primary   servicing   fees  and  a
                        master-servicing  fee. The weighted average Expense Rate before the reset date will be equal to approximately 0.425%.
EXPECTED SUBORDINATION: 17.92% (+/- 0.50%) for the Class 1A1 and Class 2A2  Certificates,  45.28% (+/-
                        0.50%) for the Class 3A1  Certificates,  27.04%  (+/- 0.50%) for the Class 2A1
                        Certificates,  22.48%  (+/-  0.50%) for the Class 3A2  Certificates  and 8.80%
                        (+/- 0.50%) for the Class 1A2, Class 2A3 and Class 3A3 Certificates.

OTHER CERTIFICATES:     The following Classes of "Other Certificates" will be issued in the indicated
                        approximate original Certificate Principal Balances, which will provide credit support to the Offered Certificates, but are not offered publicly:

                       CERTIFICATE      APPROXIMATE CERTIFICATE PRINCIPAL     INITIAL PASS-THROUGH RATE(2)
                                                BALANCE(1)

                        B-1                      $5,858,000                     LIBOR + 1.500%

                        B-2                      $8,561,000                     LIBOR + 1.500%

                        B-3                      $5,407,495                     LIBOR + 1.500%

(1) The  Certificate  Principal  Balances  are based on  scheduled  balances of the  Mortgage  Loans as of
January 1, 2006 and are subject to a +/- 10% variance.
(2) The  Pass-Through  Rates for the Class B-1,  Class B-2 and Class B-3  Certificates  will be adjustable rates equal to the lesser of (i)  one-month  LIBOR plus the  related  margin and (ii) the least of (i) the weighted  average of the net  mortgage  rates for the group I mortgage  loans for that  distribution  date
(adjusted to an actual/360 day count basis),  (ii) the weighted  average of the net mortgage rates for the group II mortgage  loans for that  distribution  date  (adjusted  to an  actual/360  day count  basis) and
(iii)  the  weighted  average  of the net  mortgage  rates  for the  group  III  mortgage  loans  for that distribution date (adjusted to an actual/360 day count basis).

CLEAN UP CALL:          Less than 10% of the Cut-off Date principal balance of the Mortgage Loans.
TAX TREATMENT:          It is  anticipated  that the  Offered  Certificates  will be  treated as REMIC regular interests for tax purposes.
ERISA ELIGIBILITY:      The Offered  Certificates  are expected to be eligible for purchase by or with assets of employee  benefit  plans and other plans and  arrangements  that are subject  to Title I of ERISA or Section  4975 of the Code,  subject to certain conditions.  Prospective investors should review with their own legal advisors as to whether the purchase and holding of the Certificates  could give rise to a transaction  prohibited or not otherwise  permissible  under ERISA,  Section
                        4975 of the Code or other similar laws.
SMMEA ELIGIBILITY:      The  Senior   Certificates  and  the  Class  M-1,  Class  M-2  and  Class  M-3
                        Certificates  are expected to constitute  "mortgage  related  securities"  for purposes of SMMEA.
MINIMUM DENOMINATION:   $100,000  for  the  Class  A   Certificates,   $2,000,000   for  the  Class  X
                        Certificates and $250,000 for the Senior Subordinate Certificates.
DELIVERY:               Senior Certificates and Senior Subordinate Certificates - DTC.